ASSET PURCHASE AGREEMENT


       Agreement made and entered effective the first day of January, 1998, at 12:01 a.m., (the "Effective Date") between BLACK WARRIOR WIRELINE CORP., a Delaware corporation with its principal place of business at 3748 Highway 45, North, Columbus, Mississippi (hereinafter referred to as "Purchaser") and PHOENIX DRILLING SERVICES, INC., a Delaware corporation (hereinafter referred to as "Seller").

       WHEREAS, Purchaser and Seller are the parties to that certain Letter of Intent dated November 21, 1997, relating to the acquisition by Purchaser of all of Seller's domestic directional drilling business and survey business and certain other drilling and related assets on the inventory supplied to Purchaser by Seller, but excluding the Q 55 MWD Systems;


       NOW, THEREFORE, the parties agree as follows:

                                 I. Definitions

       As used herein, the following terms shall have the meaning assigned below.(1)

       * "1995 and 1996 Financial Statements" shall have the meaning assigned in
Section 4.3.1 hereof.

       * "1997 Audit" shall have the meaning assigned in Section 9.3.2 hereof.

       * "1997 Financials" shall have the meaning assigned in Section 9.3.2 hereof.

       * "Acquisitions" shall mean Seller's acquisition of Horizon, RLS, Granstaff, BecField, Slimdrill and Multi-Shot.

       * "Affiliate" shall have the meaning assigned in Section 10.2 hereof.

       * "Assets" shall have the meaning assigned in Article II hereof.

       * "Auditors" shall have the meaning assigned in Section 9.3.1 hereof.

       * "BecField" shall mean, collectively, the businesses formerly known as BecField Drilling Services, Ltd., a Canadian Corporation, which was acquired by Seller pursuant to that certain Stock Purchase Agreement dated November 16, 1995, and BecField Drilling Services, a Texas partnership, which was acquired by Seller pursuant to that certain Asset Purchase Agreement dated November 28, 1995.

       * "Benefit Plans" shall have the meaning assigned in Section 4.14 hereof.

       * "Business" shall mean the survey service business and domestic directional drilling


----------
(1) Some, but not all, definitions found in later text are cross-referenced in this Article.


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business of Seller, as restructured by Seller effective October 1, 1997.

       * "Books" shall have the meaning assigned in Section 2.4 hereof.

       * "Carve-Out  Financial  Statements"  shall have the meaning  assigned in
Section 4.3.4 hereof.

       * "Direct Claim" shall have the meaning assigned in Section 9.6.2 hereof.

       * "Effective Date" shall mean January 1, 1998, at 12:01 a.m.

       * "Granstaff" shall mean, collectively, the businesses formerly known as Granstaff Directional Drilling Company, Inc. and Granstaff Specialties, Inc., which were acquired by Seller pursuant to that certain Stock Purchase Agreement dated April 15, 1996.

       * "Hazardous Substances" shall have the meaning assigned in Section 4.16 hereof.

       * "Horizon" shall mean, collectively, the businesses formerly known as Horizon Directional Systems, Inc. and Horizon Steering Systems, Inc., which were acquired by Seller pursuant to that certain Stock Purchase Agreement dated May 29, 1996.

       * "Indemnitee" shall have the meaning assigned in Section 9.6.1.1 hereof.

       * "Intellectual Property" shall have the meaning assigned in Section 2.3 hereof.

       * "Interim  Financial  Statements"  shall have the  meaning  assigned  in
Section 4.3.1 hereof.

       * "Jobs in  Progress"  shall have the  meaning  assigned  in Section  5.3 hereof.

       * "Lease Parcel" shall mean that portion of the facility located on West Little York Road, as further described in the lease attached as Schedule 8.5

       * "Liens" shall have the meaning assigned in Section 4.5.1.2 hereof.

       * "Licensed Software" shall have the meaning assigned in Section 4.12.2 hereof.

       * "Loss" shall have the meaning assigned in Section 9.7 hereof.

       * "MWD System" shall mean the Measurement While Drilling system.

       * "Material" describes a condition, covenant, representation or warranty, the failure or breach of which would have a Material Adverse Effect.

       * "Material Adverse Effect" means a cumulative net effect on the Business or Assets which would result in a cost to Purchaser of greater than $500,000, a loss of net revenue for the Business during 1998 or 1999 of greater than $500,000, or a loss to the value of the Assets (based on the allocation values set forth on Schedule 3.2) of greater than $500,000.

       * "Multi-Shot" shall mean the business formerly known as Multi-Shot, Inc., which was acquired by Seller pursuant to that certain Stock Purchase Agreement dated February 28, 1996.

       * "Newco" shall mean the operating division of Seller created effective October 1, 1997 as a result of the reorganization of Seller, and through which Seller operates all of its domestic short radius drilling business..

       * "Non-Compete Area" shall have the meaning assigned in Section 10.1 hereof.

       * "Non-Compete Period" shall have the meaning assigned in Section 10.1 hereof.

       * "Owned Software" shall have the meaning assigned in Section 4.12.2 hereof.

       * "Old Business" shall mean the domestic drilling business and survey services business of Seller as same existed prior to the restructuring by Seller effective October 1, 1997.

       * "Patents" shall mean all patents and patent applications owned by Seller for use in the Business, including by not limited to those listed on
Schedule 2.3.

       * "PEPI" means Phoenix Energy Products, Inc., and its subsidiaries, Russell Subsurface Systems, Ltd;

       * "Properties" shall have the meaning assigned in Section 4.16 hereof.

       * "Q55 MWD System" shall have the meaning assigned in Section 2.1 hereof.

       * "RLS" shall mean, collectively, the businesses formerly known as RLS, Inc., and the business of Ronald L. Shaw, individually, which were acquired by Seller pursuant to that certain Asset Purchase Agreement, and that certain Bill of Sale, dated April 15, 1996.

       * "Real Property" shall mean Seller's facilities located in Broussard (LaFayette), Louisiana and Corpus Christi and Odessa, Texas, as more fully described on Schedule 2.12.

       * "Representation  Obligation" shall have the meaning assigned in Section
9.3.2 hereof.

       * "Slimdrill" shall mean the business formerly known as Slimdrill International, Inc., which was acquired by Seller pursuant to that certain Stock Purchase Agreement dated June 16, 1995.

       * "Support Obligation" shall have the meaning assigned in Section 9.3.2 hereof.

       * "Third Party Claim" shall have the meaning assigned in Section 9.6.1 hereof.

       * "Trademarks" shall mean the trademarks and applications therefore used by Seller in the Business and listed on Schedule 2.2.


                               II. Sale of Assets

       Subject to the terms and conditions set forth below, and to the payment of the Purchase Price set forth in Article III, the sufficiency of which is hereby acknowledged, Purchaser agrees to buy and Seller agrees to sell and convey to Purchaser the following assets of Seller (the "Assets"), free and clear of all Liens except as listed in Schedule 4.5.1.2:

       2.1 all of the tangible assets of Seller used or useful by Seller in the Business, and


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located

              (i) in the field, engaged in operations,

              (ii) at Seller's facilities located in Corpus Christi, Texas, Odessa, Texas and Broussard, Louisiana,

              (iii) at repair or rebuilding contractors or suppliers and

              (iv) at other locations or offsite storage of all kinds and character, except for the facilities listed in Schedule 2.2(b) (herein, "PEPI Facilities"),

including but not limited to the tangible assets listed on Schedule 2.1, the inventory of spare parts and expendables used or useful in the maintenance and operation of the Business, Less and Except the Q55 MWD systems and related assets set forth on Schedule 2.1(b)(the "Q55MWD System");

       2.2 all of the tangible assets of Seller used or useful by Seller in the Business, as listed on Schedule 2.2, and located in PEPI Facilities, but excluding the "Excepted Items" jointly used by Seller in the Business and in the manufacturing business also located at the PEPI Facilities, as listed on
Schedule 2.2(b);

       2.3 all of Seller's (which includes, for purposes of all references to Intellectual Property herein, those rights acquired by Seller in the Acquisitions, and title to which may be currently vested in such transferors) patents, trademarks, service marks, trade names, licenses (other than software licenses), trade secrets, technology, drawings, specifications, operational procedures and manuals, and operating rights relating to the Business (the "Intellectual Property"), including but not limited to the Intellectual Property described in the "Owned Patents to be assigned to Buyer" section of Schedule 2.3, Part A, and the royalty free non-exclusive right to use the patents of other listed in the "Non-Exclusive Right to Use" section of Schedule 2.3, Part A, which shall be confirmed by appropriate instrument, and Seller's original files relating thereto, BUT SUBJECT TO the specific prior rights described in
Schedule 2.3, Part B;

       2.4 Seller's books and records relating to the Assets, including but not limited to the original files relating to the Intellectual Property, technical literature, well files of all kinds, customer relations files and materials, quotations to customers and quotations from vendors/suppliers, warranties, master service agreements, invoices to customers and invoices from vendors and suppliers, expense records, inventories, asset lists, bills of sale, vendor/supplier correspondence and literature, titles, together with any and all materials and documents that relate to the Business, whether such books and records are in a paper or electronic format (collectively, the "Books"), but EXCLUDING the corporate-level accounting and bookkeeping records (the "Accounting Records");

       2.5 a legible copy of Seller's Accounting Books as they pertain to the Business;

       2.6 the Owned Software and the Licensed Software, together with all of Seller's interest that can be conveyed to a third party in computer software loaded on computer hardware included in the Assets, and used or useful in connection with the Assets, including but not limited to the software described on Schedule 2.6, but excluding the items listed on Schedule 2.6(b);

       2.7 the telephone numbers listed on Schedule 2.7 to the extent that such are assignable;

       2.8 all customer lists relating to the Business;

       2.9 the leases listed on Schedule 4.5.1.3, which shall be assumed by Purchaser pursuant to the form of Assignment and Assumption Agreement attached hereto as Schedule 2.11;

       2.10 the vehicles described on Schedule 2.1;

       2.11 the contracts set forth on Schedule 4.10, which shall be assumed by Purchaser pursuant to the form of Assignment and Assumption Agreement attached hereto as Schedule 2.11;

       2.12 the Real Property described on Schedule 2.12;

       2.13 the credit in the amount of [$160,000] which Seller holds with Wenzel Downhole Tools, Inc. (the "Credit"); and

       2.14 unless excluded herein, the Assets shall further include all of the assets owned by Seller, used exclusively by Seller and needed by the Purchaser for the continued operation of the Business, utilizing the same means of operation as employed by the Seller in the past; but

       2.15 there is excluded from the Assets all items described on Schedule 2.15.

                               III. Purchase Price

       3.1 The Purchase Price for the Assets shall be $19 Million, delivered by wire transfer to the account of Seller at Closing.

       3.2 The Purchase Price shall be allocated as set forth on a schedule to be attached hereto at Closing as Schedule 3.2. Schedule 3.2 shall be proposed by Purchaser, and shall be subject to Seller's reasonable consent. The allocations on Schedule 3.2 shall be in accordance with the requirements of Section 1060 of the Internal Revenue Code of 1986, as amended, and the regulations thereunder.


                  IV. Warranties and Representations of Seller

       The Seller hereby represents and warrants to, and for the benefit of, Purchaser as follows:

       4.1 Organization and Standing.The Seller is a corporation validly existing, and in good standing under the laws of the State of Delaware, and has the full power and authority (corporate and otherwise) to carry on the Business in the places and as it is now being conducted and to own and lease the properties and assets used in the Business which it now owns or leases. The Seller is now, and will be at Closing, duly qualified and/or licensed to transact business and in good standing as a foreign corporation in all jurisdictions listed in Schedule 4.1 hereto, and neither the character of the property owned or leased by the Seller and used in the Business nor the nature of the Business requires such qualification and/or licensing in any other jurisdiction.

       4.2 Authority and Status. Subject to Section 4.6, Seller has the capacity and authority to execute and deliver this Agreement, to perform hereunder, and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other person whomsoever. The execution, delivery and performance by the Seller of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by all required corporate action with respect to Seller. This Agreement and each and every agreement, document and instrument to be executed, delivered and performed by the Seller in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligations of the Seller and enforceable against Seller in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. Attached hereto as Schedule 4.2 are true, correct and complete copies of the Certificate of Incorporation and Bylaws of the Seller.

       4.3 Financial Statements of the Seller.

           4.3.1 Attached hereto as Schedule 4.3.1 are true, correct and complete copies of the Seller's audited financial statements as of December 31, 1995 and December 31, 1996, and the related statements of earnings and cash flows for the period June 1, 1995 through December 31, 1995 and the year ended December 31, 1996 (the "1995 and 1996 Financial Statements"). Also attached is
Schedule 4.3.1 is a true, correct and complete copy of the Seller's unaudited balance sheet as of November 30, 1997, and the related income statement for the period then ended (the "Interim Financial Statements"). Except as set forth on
Schedule 4.3.1, the 1995 and 1996 Financial Statements and Interim Financial Statements have been prepared from and are in accordance with the books and records of the Seller, have been prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"), fairly present the financial position and results of operations of the Seller as of the respective dates thereof, and, to the knowledge of Seller, disclose all liabilities of the Seller relating to the Business, whether absolute, contingent, accrued or otherwise, existing as of the respective dates thereof and required to be disclosed therein under GAAP.

           4.3.2 With respect to the Business, the Seller has no liability or obligation (whether accrued, absolute, contingent or otherwise) which is of a nature required to be reflected in financial statements prepared in accordance with GAAP, consistently applied, including, without limitation, any liability which might result from an audit of its tax returns by any appropriate authority, except for (i) the liabilities and obligations of the Seller which are disclosed and/or reserved against in the Interim Financial Statements or
Schedule 4.3.2 hereto, to the extent and in the amounts so disclosed and reserved against, and (ii) liabilities incurred or accrued in the ordinary course of business since November 30, 1997. To the knowledge of Seller, there is no basis for any assertion against the Seller as of November 30, 1997 of any liability of any nature or in any amount not fully accrued and appearing on the balance sheet as of that date, other than liabilities not required to be reflected therein under GAAP.

           4.3.3 No Default. With respect to the Business, except as disclosed in the Interim Financial Statements or Schedule 4.3.3, the Seller is not in default with respect to any liabilities or obligations, and all such liabilities or obligations shown and reflected in the Interim Financial Statements or
Schedule 4.3.3, and such liabilities incurred or accrued subsequent to November 30, 1997, have been, or are being, paid or discharged as they become due, and all such liabilities and obligations were incurred in the ordinary course of business, except as indicated in Schedule 4.3.3.

           4.3.4 Certain Carve-Out Statements Relating to The Business. Attached hereto as Schedule 4.3.4 are true, correct and complete copies of the Seller's unaudited financial statements and the related statements of earnings for the Old Business, for the period June 1, 1995 through December 31, 1995, the year ended December 31, 1996, and for the nine months ended September 30, 1997 (the "Carve-Out Financial Statements"). Except as set forth on Schedule

4.3.4, the Carve Out Financial Statements have been prepared from and are in accordance with the books and records of the Seller, have been, to the knowledge of Seller, prepared in accordance with GAAP, fairly present the financial position and results of operations of the Old Business as of the respective dates thereof, and disclose all liabilities of the Old Business, whether absolute, contingent, accrued or otherwise, existing as of the respective dates thereof and required to be disclosed therein under GAAP.

           4.3.5 Carve-Out Statements Relating to The Business, Fourth Quarter, 1997. Attached hereto as Schedule 4.3.5 are true, correct and complete copies of the Seller's unaudited financial statements and the related statements of earnings for the Business, for the period October 1, 1997 through December 31, 1997 (the "New Financial Statements"). Except as set forth on Schedule 4.3.5, The New Financial Statements have been prepared from and are in accordance with the books and records of the Business, have been, to the knowledge of Seller, prepared in accordance with GAAP, fairly present the financial position and results of operations of the Business as of the respective dates thereof, and disclose all liabilities of the Business, whether absolute, contingent, accrued or otherwise, existing as of the respective dates thereof and required to be disclosed therein under GAAP.

        4.4 Taxes. The Seller shall, following Closing, timely (including extensions) and accurately file all federal, state, foreign and local tax returns and reports required to be filed by it with respect to the Business for the period ending on the Effective Date, and will timely pay all taxes shown on such returns, including all withholding or other payroll related taxes shown on such returns.


        4.5 Assets.

            4.5.1 With respect to the Assets, other than the Real Property:

                  4.5.1.1 Schedule 2.1 attached hereto contains a list of all fixed assets owned by the Seller having a book value in excess of Five Hundred Dollars ($500) and used in the Business, other than the assets listed on Schedules 2.2(b) and 2.15, including, but not limited to, all machinery and equipment, office furniture and equipment and all vehicles owned by the Seller.

                  4.5.1.2 The Seller has good title to all of the Assets, subject to no mortgage, pledge, lien, security interest, conditional sale agreement, encumbrance, charge or adverse claim whatsoever (collectively, "Liens"), except as specifically shown on Schedule 4.5.1.2. All Liens, including without limitation those listed on Schedule 4.5.1.2, shall be released at Closing, except the "Permitted Liens" disclosed on Schedule 4.5.1.2.

                  4.5.1.3 Except as shown on Schedule 4.5.1.3, none of the Assets are held under any lease, or as conditional vendee under any conditional sale or other title retention agreement. Schedule 4.5.1.3 includes a list of all leases of all leased machinery and equipment used by Seller in the Business, including respective expiration dates and monthly rentals. Each of the leases and agreements described in Schedule 4.5.1.3 is in full force and effect and constitutes a legal, valid and binding obligation of the Seller and the other respective parties thereto and is enforceable in accordance with its terms and there is not under any of such leases or agreements existing any default of the Seller or, to the knowledge of Seller, of any other parties thereto (or event or condition which, with notice or lapse of time, or both, would constitute a default). The Seller has not received any payment from a lessor in connection with or as inducement for entering into any such lease except as set forth on
Schedule 4.5.1.3.

                  4.5.1.4 None of the Assets are leased or loaned by the Seller to any other person or entity.

                  4.5.1.5 There exists no condition affecting the title to or use of any part of the Assets which would prevent Purchaser from using or enforcing its rights with respect to any part of the Assets, after Closing, to the same full extent that the Seller could continue to do so if the transactions contemplated hereby did not take place.

                  4.5.1.6 Except as set forth on Schedule 4.5.1.6, there are no items of machinery and equipment or vehicles employed or used by The Business which are not described in Schedules 2.1. Except as set forth on Schedule 4.5.1.6, the Seller either owns or leases all assets which are necessary to conduct the Business as it is presently conducted. All machinery and equipment owned or leased by the Seller and used in the Business are useable and operable in the Business and are, in all respects, in good operating condition and reasonable state of repair, subject only to ordinary wear and tear.

                  4.5.1.7 At the Effective Date, The Business's inventory of spare parts and expendables was, in all respects, the same, in kind, character and total value, as the inventory maintained and used in the Business for the period October 1, 1997 through October 31, 1997. Without limiting the generality of the foregoing, as of the Effective Date, Seller (i) continued to maintain and refurbish any and all Assets according to the same schedule as historically followed, including relining stators and rechromning rotors, and (ii) continued its historical program of third- party inspection services.

                  4.5.1.8 Except as set forth on Schedule 4.5.1.8, the Seller is not a party to any contract or obligation whereby there has been granted to anyone an absolute or contingent right to purchase, obtain or acquire any rights in any of the Assets.

            4.5.2 With respect to the Real Property:

                  4.5.2.1  The  Seller  owns  the  Real  Property  described  on
Schedule 2.12 hereof, as well as the Lease Parcel to be covered by the lease described on Schedules 8.5, and any improvements thereto.

                  4.5.2.2 None of the property shown on Schedule 2.12 is leased or loaned by the Seller to any other person or entity.

                  4.5.2.3 Seller has maintained all water, sewer, gas, electric, telephone and drainage facilities and all other utilities required by law or by the normal use and operation of the Real Property and any improvements thereon.

                  4.5.2.4 The Real Property and any improvements thereon are usable and operable in the Business and the improvements on the Real Property are in good operating condition and reasonable state of repair, subject only to ordinary wear and tear.

                  4.5.2.5 The Seller has obtained and maintained in full force and effect to the date hereof all permits required for the current use and operation of the Real Property and the improvements thereon as currently operated ("Permits"). A complete and correct list of all such Permits is set forth on Schedule 4.5.2.5. The Seller has delivered to Purchaser complete and accurate photocopies of all Permits. The Seller has complied in all respects with all such Permits and has not received any notice that any such Permits will not be renewed upon expiration or of any conditions which will be imposed in order to receive any such renewal.

                  4.5.2.6 The zoning classification of the various tracts comprising the Real Property permits the use of all or any part of the Real Property for the purposes and in the manner in which the Real Property is currently used. The Seller has not received notice of any pending or contemplated changes in the status of the zoning for the Real Property. There is no agreement currently in effect between Seller and the county or township in which a tract is located, or any other entity, public or private, which would be binding and would prevent the use of the Real Property for any of the uses allowed by the current zoning of the Real Property, and Seller does not have knowledge of any such agreement between such county or township and any prior owner of the Real Property.

       4.6  Agreement  Does Not Violate Other  Instruments.  Except as listed in
Schedule 4.6, the execution and delivery of this Agreement by the Seller does not, and the consummation of the transaction contemplated hereby will not, violate any provision of the Certificate of Incorporation, as amended, or Bylaws, as amended, of the Seller or violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, order, judgment, decree or other arrangement to which the Seller is a party or is bound or by which the Assets are affected. Except as listed or described on Schedule 4.6, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to Seller or any of the Assets, properties or operations of the Seller, in connection with the execution and delivery by Seller of this Agreement or any of the agreements, certificates or other documents delivered or to be delivered on or after the date hereof and at or prior to the Closing in connection with the transactions contemplated hereby.

       4.7 Absence of Changes. Since September 30, 1997, with respect to the Business, the Seller has not, except as disclosed on Schedule 4.7 attached hereto:

           4.7.1 Transferred, assigned, conveyed or liquidated any of its assets or business or entered into any transaction or incurred any liability or obligation, other than in the ordinary course of its business;

           4.7.2 Suffered any adverse change in its business, operations, or financial condition and the Seller has not become aware of any event or state of facts which may result in any such adverse change;

           4.7.3 Suffered any destruction, damage or loss, not covered by insurance;

           4.7.4 Suffered, permitted or incurred the imposition of any Lien upon any of the Assets, except for any current-year lien with respect to personal or real property taxes not yet due and payable;

           4.7.5 Committed, suffered, permitted or incurred any default in any liability or obligation;

           4.7.6 Made or agreed to any adverse change in the terms of any contract or instrument to which it is a party;

           4.7.7 Paid, agreed to pay or incurred any increase in any obligation for any payment of, any contribution or other amount to, or with respect to, any employee benefit plan, or made any increase in the pension, retirement or other benefits of the Seller's employees;

           4.7.8 Received any notices indicating, and the Seller has no reason to believe, that any supplier has taken or contemplates any steps which could disrupt the business relationship of the Business with said supplier.

       4.8 Litigation. Except as set forth in Schedule 4.8 hereto, there is no suit, action, proceeding, claim or investigation pending or threatened against, or affecting, the Seller (collectively, the "Litigation") and there exists no basis or grounds for any such suit, action, proceedings, claim or investigation. None of the items described in Schedule 4.8, singly or in the aggregate, if pursued and/or resulting in a judgment would have an adverse effect on the Assets or the Business. Without limiting the generality of any other provision hereof, Purchaser does not assume responsibility for any matter of Litigation, including but not limited to the matters disclosed on Schedule 4.8.


       4.9 Licenses and Permits; Compliance with Law. The Seller holds all licenses, certificates, permits, franchises and rights from all appropriate federal, state or other public authorities necessary for the conduct of the Business and the use of the Assets. All such licenses, certificates, permits, franchises and rights are listed on Schedule 4.9. Except as noted in Schedule 4.9, the Seller is presently conducting the Business so as to comply in all respects with all applicable statutes, ordinances, rules, regulations and orders of any governmental authority. Further, with respect to the Business, the Seller neither is presently charged with nor is under governmental investigation with respect to any actual or alleged violation of any statute, ordinance, rule or regulation, nor is presently the subject of any pending or, to the knowledge of Seller, threatened adverse proceeding by any regulatory authority having jurisdiction over its business, properties or operations.

       4.10 Contracts, Etc.

            4.10.1 Schedule 4.10 hereto consists of a true and complete list of all contracts, agreements and other instruments relating to the Business, except for those contracts, insurance policies and Benefit Plans listed in Schedules
4.14 and 4.17, respectively. Contemporaneously with the delivery of the Schedules to this Agreement, the Seller has delivered a true and complete copy of each contract, agreement or instrument to be assigned to Purchaser hereunder (the "Contracts").

            4.10.2 Except as provided in Schedule 4.10, The Business is not party to any contracts calling for The Business to either provide or acquire goods or services. Without limiting the generality of the foregoing, there has been no contract or quotation, arrangement or understanding for the future sale of services by The Business which extends beyond thirty (30) days, except for the outstanding jobs, quotes and proposals scheduled on Schedule 4.10 hereto.

            4.10.3 All of the Contracts are valid and binding upon the Seller and the other parties thereto and are in full force and effect and enforceable in accordance with their terms, and none of the Seller or, to Seller's knowledge, any other party to any Contract has breached any provision of, or is in default under, the terms thereof, and Seller has no knowledge of any existing facts or circumstances which would prevent the work in process of the Seller under the Contracts from maturing in due course into accounts receivable against which such parties would have no defense of payment, subject to receipt of the consents listed in Schedule 4.6. Except for items specifically described in
Schedule 4.10, the Seller has not received any payment from any contracting party in connection with or as an inducement for entering into any

Contract except for payment for actual services rendered or to be rendered by the Seller consistent with amounts historically charged for such services.

       4.11 [Intentionally Omitted]

       4.12 Intellectual Property; Computer Software.

            4.12.1 Intellectual Property.

                   4.12.1.1 Schedule 2.3 hereto sets forth a complete and correct list and summary description of the following applicable to or used in the Business: patents, trademarks, trade names, service marks, service names, brand names, copyrights, licenses and patents, registrations thereof and applications therefor.

                   4.12.1.2 All of the Intellectual Property shown as "Owned Patents to be Assigned to Purchaser" in Schedule 2.3, as well as the trade name "Multi-Shot" is owned by the Seller, free and clear of all liens, claims and encumbrances of any nature whatsoever. The remaining Intellectual Property may be used by Purchaser, after Closing, free and clear of any royalty.

                   4.12.1.3 Seller is not currently in receipt of any notice of any violation of, and Seller is not aware of the infringement of the rights of Seller in any Intellectual Property.

                   4.12.1.4 The Seller is the owner of Federal Registrations in the U. S. Patent and Trademark Office relating to the Intellectual Property as set forth on Schedule 2.3 for use in connection with the Business, and such registrations are in full force and effect.

                   4.12.1.5 The Seller has the right to use and transfer the Intellectual Property.

                   4.12.1.6 Except as set forth on Schedule 2.3, Part B, the Seller has not granted any license, permits on or other authorization to any other person or entity to use said Intellectual Property, or has made any conveyance of any such rights.

                   4.12.1.7 There are no other agreements, contracts or licenses granting, limiting, encumbering or otherwise directly or indirectly affecting ownership or use or right to use or assign the Intellectual Property by the Seller.

                   4.12.1.8 With respect to the Business, Seller is not currently in receipt of any notice of, and the Seller is not aware of, any violation by Seller of the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.


            4.12.2 The Seller has sole, full and clear title to that computer software described as "Owned Software" on Schedule 2.6 hereto (the "Owned Software"), free of all claims, including claims or rights of employees, agents, consultants or other parties involved in the development or creation of such computer software. Except as set forth on Schedule 2.6 hereto, the Seller has the right and license to use that software described as "Licensed Software" on
Schedule 2.6 (the "Licensed Software") free and clear of any limitations or encumbrances, except as may be set forth in any license agreements listed in
Schedule 2.6. Schedule 2.6 sets forth a list of all license fees, rents, royalties or other charges that the Seller is required or obligated to pay with respect to Licensed Software. The Seller is in full compliance with all provisions of any license, lease or other similar agreement pursuant to which it has rights to use the Licensed Software, except where the failure would not constitute a Material Adverse Effect. Except as disclosed on
Schedule 2.6, none of the Licensed Software has been incorporated into or made a part of any Owned Software or any other Licensed Software and none of the Owned Software is dependent on any Licensed Software in order to freely operate in the manner in which it is intended. The Owned Software and Licensed Software constitute all software used in the Business, with the exception of the software listed on Schedule 2.6. The Seller is not infringing any intellectual property rights of any other person or entity with respect to the Owned Software or the Licensed Software, and, to Seller's knowledge, no other person or entity is infringing any intellectual property rights of the Seller with respect to the software which the Seller leases or licenses to such other person.

       4.13 Employment Matters. Schedule 4.13 sets forth a list of all employees and independent contractors of the Business, their current salaries or rate, all other bonuses, allowances and reimbursements, along with the Seller's salary increase guidelines. Except as set forth on Schedule 4.13, within the last three
(3) years the Seller has not been the subject of any union activity or labor dispute, nor has there been any strike of any kind called or threatened to be called against it; and, except as set forth on Schedule 4.13, the Seller has not violated any federal, state or other governmental statutes, regulations or ordinances relating to employment and labor matters, including, without limitation, the provisions of Title VII of the Civil Rights Act of 1964 (race, color, religion, sex and national origin discrimination), 42 U.S.C. ss. 1981 (discrimination), 42 U.S.C. ss.ss. 621-634 (the Age Discrimination in Employment
Act), 29 U.S.C. ss. 206 (equal pay), Executive Order 11246 (race, color, religion, sex and national origin discrimination), Executive Order 11141 (age discrimination), ss. 503 of the Rehabilitation Act of 1973 (handicap discrimination), 42 U.S.C. ss.ss. 12101-12213 (Americans with Disabilities Act), 29 U.S.C. ss.ss. 2001-2654 (Family and Medical Leave Act), 29 U.S.C. ss.ss. 651-678 (occupational safety and health) and requirements relating to the documentation of the nationality of employees. Seller has no knowledge that any employee of the Business intends to resign as a result of the Transaction.

       4.14 Benefit Plans. Except as set forth on Schedule 4.1.4, Purchaser is not assuming responsibility under any pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus or other incentive plan, or any other written or unwritten employee program, arrangement, agreement or understanding (whether arrived at through collective bargaining or otherwise), any medical, vision, dental or other health plan, any life insurance plan or any other employee benefit plan or fringe benefit plan, including, without limitation, any "employee benefit plan," as that term is defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 as amended ("ERISA"), and any multiemployer plan within the meaning of Section 3(37) of ERISA, currently or previously adopted, maintained, sponsored in whole or in part or contributed to by the Seller or any current or former member of a commonly controlled group of trades or businesses (as defined in Section 4001(b)(1) of ERISA), including the Seller for the benefit of employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries of the Seller and under which employees, retirees, dependents, spouses, directors, independent contractors or other beneficiaries of the Seller are eligible to participate or under or in connection with which the Seller has any contingent or noncontingent liability of any kind whether or not probable of assertion (collectively, the "Benefit Plans"). No Benefit Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA. From and after Closing, Seller will continue to be responsible for the administration of all such Benefit Plans, none of which are to be assumed or continued by Purchaser.

       4.15 Customers and Brokers. Schedule 4.15 attached hereto consists of a true and correct list of all brokers utilized by the Seller within the preceding twelve months and the twenty (20) customers of the Seller that have accounted for the greatest portion of revenue of the Seller within the preceding twelve months, setting forth as to each customer and broker its name, address, telephone number and principal person of contact where available, and total payments by dollar amounts by each such customer and broker within the preceding twelve months. Seller has not received any notice, or has any knowledge that any such customer or broker of the Seller has taken or contemplates taking any steps which could disrupt the business relationship of the Seller with such customer or broker or could result in the diminution in the value of the business of the Seller with such customer or broker or could result in the diminution in the value of the business of The Business as a going concern.

       4.16 Environmental Matters. Except as set forth in Schedule 4.16 (which includes the Phase I environmental surveys made a part of Schedule 4.16 by reference), neither the Real Property nor the Lease Parcel (collectively, the "Properties") has been used by the Seller or any other party for the handling, treatment, storage or disposal into the environment of any Hazardous Substance (as hereinafter defined). Except as set forth in Schedule 4.16, no release, discharge, spillage or disposal of any Hazardous Substance and no soil, water or air contamination by any Hazardous Substance has occurred or is occurring in, from or on the Properties. Except as set forth in Schedule 4.16, the Seller has complied with all reporting requirements under any applicable federal, state or local environmental laws and permits, and there are no existing violations by the Seller of any such environmental laws or permits. Except as set forth in
Schedule 4.16, there are no claims, actions, suits, proceedings or investigations related to the presence, release, production, handling, discharge, spillage, transportation or disposal of any Hazardous Substance or ambient air conditions or contamination of soil, water or air by any Hazardous Substance pending or, to Seller's knowledge, threatened with respect to the Properties in any court or before any state, federal or other governmental agency or private arbitration tribunal and there is no basis for any such claim, action, suit, proceeding or investigation. Except as set forth on Schedule 4.16, Seller has not installed, maintained or used any underground storage tanks, asbestos or asbestos-containing materials on the Properties. For the purposes of this Agreement, "Hazardous Substance" shall mean any hazardous substance or hazardous waste as those terms are defined by applicable federal, state or local law, ordinance, regulation, policy, judgment, decision, order or decree including, without limitation, the Comprehensive Environmental Recovery Compensation and Liability Act, 42 U.S.C. 9601, et seq. ("CERCLA"), the
Hazardous  Materials  Transportation  Act,  49 U.S.C.  ss.  1801,  et seq.,  the
Resource Conservation Recovery Act, 42 U.S.C. 6901 et seq ("RCRA"), and petroleum, petroleum products and oil.

       4.17 Insurance. Set forth in Schedule 4.17 is a complete list of all insurance policies which the Seller currently maintains with respect to the Business, the Real Property and the Lease Parcel and employees of the Business. Except as set forth in Schedule 4.17, such policies are in full force and effect and no event has occurred which would give any insurance carrier a right to terminate any such policy.

       4.18 Related Party Relationships. Except as set forth in Schedule 4.18, no Shareholder or officer or director of the Seller possesses, directly or indirectly, any beneficial interest in, or is a director, officer or employee of, any corporation, partnership, firm, association or business organization which is a client, supplier, customer, lessor, lessee, lender, creditor, borrower, debtor or contracting party with or of the Seller.

       4.19 Antitrust Matters. The Seller has conducted and is conducting the Business in compliance with all federal and state antitrust and trade regulation laws, statutes, rules and regulations, including, without limitation, the Sherman Act, the Clayton Act, the Robinson Patman Act, the Federal Trade Commission Act, state laws patterned after any of the above, all laws forbidding price-fixing, collusion or bid-rigging and rules or regulations issued pursuant to authority set forth in any of the above. With respect to any of the foregoing, the Seller is not presently directly or indirectly involved with, charged with, or under any governmental investigation with respect to, and there is no basis or grounds for, any charge, claim, investigation, suit, action, proceeding or any actual or alleged violation of any such law, statute, rule or regulation.

       4.20 Suppliers. Attached hereto as Schedule 4.20 is a complete and correct list of all persons, partnerships, corporations or entities from which the Seller has purchased any supplies relating to the Business within the last six (6) months, along with their respective addresses and telephone numbers.

       4.21 Schedules. All schedules attached hereto are true, correct and complete as of the Effective date of this Agreement, and will be true, correct and complete as of the Closing.


       4.22 Disclosure. No representation or statement contained herein or in any certificate, schedule, list, exhibit or other instrument furnished to Purchaser pursuant to the provisions hereof contains or will contain any untrue statement of any material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

       4.23 No Known Breaches. Seller has no knowledge that any of the representations or warranties of Purchaser are untrue. Seller shall not be entitled to indemnification with respect to any matters constituting a breach of this Section 4.23.

       4.24 Validity and Amount of Credit with Wenzel Downhole Tools, Inc. The Credit is valid and existing, and in the amount stated in Section 2.13. Seller is free to convey the Credit to Purchaser. Seller has no knowledge of any matter which would cause Wenzel Downhole Tools, Inc. to dishonor the Credit.

               V. Income, Debts, Liabilities, Transitional Matters

       5.1 Purchaser's Responsibilities. Purchaser shall be responsible for and shall pay only the debts and liabilities incurred in the operation of the Business subsequent to the Effective Date, except as specifically assumed hereunder by Seller. Except as specifically assumed by Seller hereunder, Purchaser hereby indemnifies the Seller from all liabilities and obligations to third parties arising from operation of the Business subsequent to the Effective Date including, without limitation, any of the following: any indebtedness for borrowed money, any liability for taxes, any liability for goods or services purchased, sold or rendered, or any suit or claim seeking recovery for injury to persons or property resulting from any product or service sold or rendered by Purchaser subsequent to the Effective Date, plus reasonable attorney fees.

       5.2 Seller's Responsibilities. Except as specifically assumed hereunder, Purchaser shall not assume or become liable to Seller, or to any other person, firm, corporation or entity, for any other liabilities or obligations of Seller, whether accrued, absolute, contingent or otherwise. Except as specifically assumed by Purchaser hereunder, Seller hereby indemnifies the Purchaser from all liabilities and obligations to third parties arising from operation of the Business prior to the Effective Date including, without limitation, any of the following: any indebtedness for borrowed money, any liability for taxes, any liability for goods or services purchased, sold or rendered, or any suit or claim seeking recovery for injury to persons or property resulting from any product or service sold or rendered by Seller prior to the Effective Date, plus reasonable attorney fees. Nothing contained herein shall be deemed a waiver or release by Purchaser of amounts due from Seller for services rendered prior to the Effective Date. Unless specifically assumed herein, the fact that a matter or contract is listed on a Schedule does not imply or mean that Purchaser assumes responsibility therefore.


       5.3 Transition Period Matters. Notwithstanding the foregoing Sections 5.1 and 5.2, the following govern the operation of and accounting for the Business between the Effective Date and Closing (the "Transition Period").

           5.3.1 Transitional Period Operations During the Transition Period, Seller shall use its best efforts to operate the Business in the Ordinary Course of Business, which shall be defined as operation of Seller's short radius directional drilling business and survey business without extraordinary occurrences or expenditures. By way of example, and not by way of limitation, the following would be matters outside of the Ordinary Course of Business: an accident involving personal injury, an accident involving property damage in excess of $50,000, purchase of equipment having a purchase price in excess of $25,000, and improper performance of services for a customer resulting in loss to the customer of more than $50,000. Should there occur, during the Transition Period, a matter outside the Ordinary Course of Business, Seller shall give notice thereof to Purchaser prior to Closing. In an effort to reduce the impact of any matter outside the Ordinary Course of Business, Seller hereby transfers to Purchaser Seller's rights to proceeds from any claims paid by Seller's insurers with respect to claims arising from occurrences during the Transition Period.

           5.3.2 Transition Period Accounting . At Closing, Seller shall deliver to Purchaser a statement of income and expense for the Business for the Transition Period, calculated in in the format and containing the specific line items set forth in Schedule 5.3.2 (the "Transition Operating Statement"). Seller shall pay to Purchaser at Closing the "Operating Profit" as set forth on the Transition Operating Statement. In preparing the Transition Operating Statement, the following principals shall apply:

                 5.3.2.1 Income shall be calculated by taking the sum of all revenue billed by Seller during the Transition Period, less billings for services rendered prior to the Effective Date;

                 5.3.2.2 which shall then be reduced by the following expenses incurred and accrued on the books of Seller during the Transition Period: (i) direct, out of pocket cash Expenses and (ii) the non-cash expenses listed on
Schedule 5.3.2.2,

                 5.3.2.3 which shall then be increased by a Motor Repair Charge with respect to all motors engaged in jobs in progress on the Effective Date (a "Job in Progress"), which Motor Repair Charge shall be, with respect to each such motor, the number of hours such motor was run on a Job in Progress at $45 per hour prior to the Effective Date; and

                 5.3.2.4 Seller shall allocate common expenses in a manner consistent with practices historically followed during the period October 1, 1997 through November 30, 1997, with the exception that Seller may charge an expense interest allocation at the rate of 6% for one-half of the number of days in the Transition Period on $19 Million, which interest charge shall .be in lieu of any other interest charge, and Seller shall not charge depreciation.

       If Purchaser objects to Seller's calculation of the Operating Profit, Purchaser and Seller shall submit the Transition Operating Statement to Coopers & Lybrand, or such other mutually acceptable accounting firm, for a final determination of the Operating Profit, following which determination any difference shall be paid by the party owing same.

       5.4 Certain Receivables. Receivables arising from revenue billed by Seller during the Transition Period and listed on Schedule 5.3.2 shall belong to Seller. Receivables arising from services performed from and after the Effective Date but not billed by Seller during the Transition Period shall belong to Purchaser. Each party shall retain possession of and be solely responsible for collecting all accounts receivable attributable to invoices generated by such party; provided, however, that the parties agree to reasonably cooperate with one another in the collection of the accounts receivable.


                 VI. Representations and Warranties of Purchaser

       6.1 Organization and Standing.The Purchaser is a corporation validly existing, and in good standing under the laws of the State of Delaware, and has the full power and authority (corporate and otherwise) to carry on its business in the places and as it is now being conducted and to own and lease the properties which it now owns or leases. The Purchaser is now, and will be at Closing, duly qualified and/or licensed to transact business and in good standing as a foreign corporation in all jurisdictions required for it to do business, and neither the character of the property owned or leased by the Purchaser requires such qualification and/or licensing in any other jurisdiction.

       6.2 Authority and Status. Purchaser has the capacity and authority to execute and deliver this Agreement, to perform hereunder and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other person whomsoever. The execution, delivery and performance by the Purchaser of this Agreement and each and every agreement, document and instrument provided for herein have been duly authorized and approved by all required corporate action with respect to Purchaser. This Agreement and each and every agreement, document and instrument to be executed, delivered and performed by the Purchaser in connection herewith, constitute or will, when executed and delivered, constitute the valid and legally binding obligations of the Purchaser and enforceable against Purchaser in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights generally. Except as listed or described on Schedule 6.2 attached hereto, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to Purchaser or any of the Assets, properties or operations of the Purchaser, in connection with the execution and delivery by Seller of this Agreement or any of the agreements, certificates or other documents delivered or to be delivered on or after the date hereof and at or prior to the Closing in connection with the transactions contemplated hereby, except where such failure would not have a Material Adverse Effect.

       6.3  Agreement  Does Not Violate Other  Instruments.  Except as listed in
Schedule 6.3, the execution and delivery of this Agreement by Purchaser does not, and the consummation of the transaction contemplated hereby will not, violate any provision of the Certificate of Incorporation, as amended, or Bylaws, as amended, of Purchaser or violate or constitute an occurrence of default under any provision of, or conflict with, or result in acceleration of any obligation under, or give rise to a right by any party to terminate its obligations under, any mortgage, deed of trust, conveyance to secure debt, note, loan, lien, lease, agreement, instrument, or any order, judgment, decree or other arrangement to which Purchaser is a party or is bound by or by which the Assets are affected. Except as listed or described on Schedule 6.3, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity is required to be obtained or made by or with respect to Purchaser or any of the Assets, properties or operations of Purchaser, in connection with the execution and delivery by Purchaser of this Agreement or any of the agreements, certificates or other documents delivered or to be delivered on or after the date hereof and at or prior to the Closing in connection with the transactions contemplated hereby.

       6.4 No Known Breaches. Purchaser has no knowledge that any of the representations or warranties of Seller are untrue. Purchaser shall not be entitled to indemnification with respect to any matters constituting a breach of this Section 6.4.




                                  VII. Closing

       Subject  to the  satisfaction  or waiver of the  conditions  set forth in
Article VIII, Closing shall occur on February 2, 1998, in Houston, Texas, or at such other place reasonably selected by the parties. At Closing:

       7.1 Seller shall deliver to Purchaser the following:

       (i) a fully executed Transfer and Bill of Sale, in the form attached hereto as Schedule 7.1(1)(i)

       (ii) a fully executed Real Property Lease covering the Lease Parcel;

       (iii) a deed and title insurance commitment (or, with respect to the Broussard, Louisiana location, the title opinion) covering each parcel of Real Property, as required by Section 8.2.3;

       (iv) fully executed assignments, Patent Assignments and Patent Application Assignments covering all Intellectual Property, in the form attached hereto as Schedule 7.1(iv). (v) a resolution of the Board of Directors and Shareholder of Seller, approving the execution and performance of this contract by Seller;

       (vi) the Books;

       (vii) a copy of the Accounting Records (which may be delivered at a later date as designated by Purchaser);

       (viii) the Owned Software and the Licensed Software;

       (ix) certificates of title to all vehicles listed in Schedule 2.1;

       (x) a fully executed Assignment and Assumption Agreement, in the form attached as Schedule 2.10

       (xi) such other documents and agreements as are reasonably required to complete the transaction contemplated hereby.

       7.2 At Closing, Purchaser shall deliver to Seller the following:

       (i) the Purchase Price, by wire transfer;

       (ii) a resolution of Purchaser's Board of Directors, approving this Agreement and the Closing thereof;

       (iii) a fully executed Real Property Lease covering the Lease Parcel;

       (iv) a fully executed Assignment and Assumption Agreement, in the form attached as Schedule 2.11; and

       (v) such other documents and agreements as are reasonably required to complete the transaction contemplated hereby.

                           VIII. Conditions to Closing

       8.1 Conditions to the Obligations of Both Purchaser and Seller

       The respective obligations of Purchaser and Seller to effect the transactions contemplated hereby (the "Transaction") are subject to fulfillment at or prior to the date of the Closing of the following conditions:

           8.1.1 No order, stay, decree or injunction prohibiting or restricting or enjoining the Transaction shall have been entered, issued or promulgated by any court or governmental agency having jurisdiction. Purchaser and Seller agree to use their best efforts to avoid or terminate any of same.

           8.1.2 Any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended, shall have expired by its terms, or shall have been terminated by the Federal Trade Commission or Department of Justice, as the case may be.

       8.2 Additional Conditions to the Obligations of Purchaser

       The obligations of Purchaser to effect the Transaction are also subject to the fulfillment at or prior to Closing of the following conditions:

           8.2.1  All  representations  and  warranties  made by the  Seller  in
Article IV shall be true and correct as of the Closing Date, except where the failure of such representations and warranties would not result, considered cumulatively, and not on an individual basis, in a Material Adverse Effect, and Seller shall have complied with all covenants located elsewhere in this Agreement and required to be performed by Seller prior to the Closing Date;

           8.2.2 Seller shall furnish the complete results, including copies of a UCC Search for financing statements relating to Seller and all of the Assets, in the jurisdictions listed on Schedule 8.2.2, showing no Liens on the Assets, other than those to be released at Closing and other than the Permitted Liens;

           8.2.3 Seller shall furnish evidence of good and marketable title to the Real Property and title to the Intellectual Property. Evidence of title to the Real Property shall be a commitment for Owner's Title Insurance on the Corpus Christi and Odessa, Texas locations and a title opinion from Liskow & Lewis on the Broussard, Louisiana location.

           8.2.4 Purchaser shall have received, at its expense, a Phase I Environmental Report on the Real Property located at Odessa, Texas, showing same to be free of all environmental hazards described in Section 4.16 (provided, however, that if the Phase I Environmental Report discloses an environmental hazard described in Section 4.16, then, if Seller does not remedy same prior to Closing, Purchaser may exclude such location from this Agreement, in which event the Purchase Price shall be reduced by $60,000) and Seller shall deliver to Purchaser evidence of fulfillment of the obligations of Seller set forth in the "Property Work Plan," attached as Schedule 8.2.4.

           8.2.5 Purchaser shall have received the items referred to in Section 7.1.

           8.2.6 Seller shall provide Purchaser with a written confirmation from Wenzel Downhole Tools, Inc. confirming that the Credit is available, may be transferred to Purchaser, and stating any conditions to the use thereof.

           8.2.7 Seller shall satisfy the requirements set forth in the letter from James Bradley, Patent Attorney for Purchaser, attached as Schedule 8.2.7, with respect to assignment of one or more patents, and Purchaser shall have received an appropriate confirmations or agreements confirming that, following the transaction, Purchaser may use the patents listed in the "Non-Exclusive Right to Use" section of Schedule 2.3, Part A, without payment of royalty.

           8.2.8 Purchaser shall have entered into a Letter of Arrangement with the Carve-Out Auditor which is, in the sole opinion of Purchaser, acceptable.

           8.2.9 Purchaser shall have received notice from Seller stating any matters occurring during the Transition Period that were outside the Ordinary Course of Business, and the total potential loss or exposure to loss of Purchaser arising from such matters would not have a Material Adverse Effect.

       8.3 Additional Conditions to the Obligations of Seller

       The obligations of Seller to effect the Transaction are also subject to the fulfillment at or prior to Closing of the following conditions:

           8.3.1 All  representations  and  warranties  made by the Purchaser in
Article VI shall be true and correct as of the Closing Date, and Purchaser shall have complied with all covenants located elsewhere in this Agreement and required to be performed by Purchaser prior to the Closing Date;

           8.3.2 Purchaser shall have received the items referred to in Section 7.2.


       8.4 Termination.

       This Agreement may be terminated and the Transaction abandoned:

           8.4.1 on or after 10 days after the scheduled Closing Date by either Purchaser or Seller if the Closing will not occur for any reason other than a breach of this Agreement by the terminating party;

           8.4.2 by Purchaser if there has been a breach by Seller of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligation of Purchaser set forth in Section 8.1 or 8.2 impossible and incapable of cure, and such breach has not been waived by Purchaser;

           8.4.3 by Seller if there has been a breach by Purchaser of any agreement, representation or warranty contained in this Agreement which has rendered the satisfaction of any condition to the obligation of Seller set forth in Section 8.1 or 8.3 impossible and incapable of cure, and such breach has not been waived by Purchaser; or

           8.4.4 by mutual consent of Purchaser and Seller.


                            IX. Post-Closing Matters

       9.1 Continued Access to Books. From and after Closing, and for three years thereafter, the Books and the Accounting Books relating to the Business, for the periods prior to Closing, shall be available on three day's prior written notice during normal business hours of 8:00 am to 5:00 pm for inspection, use and copying by Seller or Purchaser, with extended hours to 8:00 pm to accommodate the needs of auditors and out-of-town representatives of either party.

       9.2 Continued Assurances. Purchaser and Seller will do, execute, acknowledge and deliver, all and every such further acts, conveyances, transfer orders, notices, releases and acquittances and such other instruments as may be reasonably necessary or appropriate to assure to Purchaser and Seller, their successors and assigns, more fully all of the respective properties, rights, titles and interests, estates, remedies, powers and privileges by this Agreement granted, bargained, sold, conveyed, assigned, transferred, set over and delivered, or otherwise vested in Purchaser and/or Seller or intended to be so. Without limiting the generality of the foregoing, Seller and Purchaser agree to provide such reasonable statements and confirmations as are required from time to time by their respective accountants in their continued work for the parties, including without limitation, reasonable efforts to provide audit confirmations.

       9.3 Accounting Commitments by Seller.


           9.3.1. Seller shall provide to Purchaser or its representatives all commercially reasonable support to facilitate the preparation by Price Waterhouse, or another national accounting firm reasonably acceptable to Purchaser and engaged by Seller(the "Carve-Out Auditor"), to deliver to Purchaser, audited Carve-Out Financial Statements (the "Carve-Out Audit") covering the Business, for the period June 1, 1995 through December 31, 1995 and the year ended December 31, 1996. Purchaser shall pay the first $35,000 of the Carve-Out Auditor's fees, and Seller shall pay any fees above that amount. As of the date of execution of this Agreement, the parties anticipate that the Carve-Out Audit will be performed by Price Waterhouse pursuant to the Letter of Arrangement attached hereto as Schedule 9.3.1. Seller shall also comply with all reasonable requests of the Carve-Out Auditor in connection with the delivery of the consent from the Carve-Out Auditor to Coopers & Lybrand, or such other big six accounting firm chosen by Purchaser (the "Auditors") for inclusion of the Carve-Out Financial Statements in filings by Purchaser with the Securities and Exchange Commission (the "SEC"). Seller's commitment to provide support is with the understanding that the Carve-Out Audit is scheduled to be completed by January 31, 1998, and Seller agrees to use its best efforts to cooperate with such schedule. If the Auditors determine that Purchaser should include prior audits of the Acquisitions, previously performed for Seller by Price Waterhouse, in any SEC filing by Purchaser, Seller will comply with all reasonable requests of the Auditors relating to such consent, and will use commercially reasonable efforts to obtain the consent of Price Waterhouse.

           9.3.2. Seller acknowledges its understanding that Purchaser will audit The Business for the year ended December 31, 1997 (the "1997 Audit"). Seller agrees to furnish, not later than January 5, 1998 with respect to the period from January 1, 1997 through November 30, 1997, and not later than January 26, 1998 with respect to the period December 1 through 31, 1997, the following (the "1997 Financials") with respect to The Business: financial statements and supporting data, a trial balance with supporting documentation and a reconciliation of the financial statement accounts, together with access to all books and records needed to complete an audit of The Business. Seller also agrees to furnish full support and assistance from and by all personnel reasonably requested by Purchaser to assist the Auditors in the process of the audit, in order to complete same prior to March 1, 1998 (the "Support Obligation"). During and after the audit process, Seller or Seller's officers shall execute such management representation letters as may be reasonably requested by the Auditors (the "Representation Obligation"). It is agreed that the general representation letter in the form attached hereto as Schedule 9.3.2 is reasonable, and that such other representation letters as requested by the Auditors in accord with Statement on Auditing Standards No. 85 of the American Institute of Certified Public Accountants shall be deemed reasonable.


       9.4 Gyro System. Russell Sub-Surface Systems, Ltd ("RSS"), which is not a part of this sale, is in the final stages of developing a "North Seeking Rate Gyro" for use initially in downhole orientation activities within the drilling industry. Seller (on behalf of RSS) and Purchaser shall negotiate, prior to Closing, a marketing agreement, which will provide that Purchaser's Multi-Shot division shall be the sole user to test run the prototype or pre-commercial pilot tools within North America, provided that Purchaser is able to secure such testing facilities without undue delay or disruption to Seller's testing schedule, until the system is deemed commercial by Seller. At an appropriate time during the testing program, but not more than ninety days prior to first commercial production, Seller shall furnish to Purchaser the number of units it expects to produce during the first twelve months of commercial production, the sales price, the anticipated production schedule and the financial terms of the sale. The sales price shall be on a "Preferred Customer" basis, as defined therein. Purchaser shall then have the option on a first delivery basis to place an irrevocable purchase order to meet its needs, up to the full production volume anticipated for the future twelve months.

       9.5 Possession of Certain Records. Seller shall maintain possession of the invoices to customers and invoices from vendors and suppliers until April 30, 1998, at which time same shall be turned over to Purchaser. Seller may, at its expense, retain copies.

       9.6 Claims Procedures.

           9.6.1 Third Party Claims.

                 9.6.1.1 Notification and Defense Rights.

                         (i) If any person entitled to indemnification  pursuant
to this Agreement (an "Indemnitee") receives written notice of the assertion of any claim or of the commencement of any action or proceeding by any entity who is not a party to this Agreement (a "Third Party Claim") against or affecting such Indemnitee, and if such assertion were presumed to be true (regardless of the actual outcome), then the other party or parties could be obligated to provide indemnification under this Agreement (an "Indemnifying Party"), then such Indemnitee will give such Indemnifying Party reasonably prompt written notice thereof, but in any event no later than thirty
(30) calendar days after receipt of such written notice of such Third Party Claim. However, if it is reasonably determined by the Indemnitee that immediate action is required to address a condition giving rise to a Third Party Claim, the Indemnitee is authorized to take immediate action without prior notice, and thereafter give notice to the Indemnifying Party as soon as practicable. In such event the Indemnitee shall be entitled to recover from the Indemnifying Party to the extent the Indemnifying Party is liable for indemnification hereunder.

                         (ii)  Failure  of the  Indemnitee  to give  the  notice
described in subsection (i) above shall not relieve the Indemnifying Party from any liability which it may have on account of indemnification or otherwise, except to the extent that the Indemnifying Party is prejudiced thereby.

                         (iii) If the Indemnifying Party admits in the Notice to
Defend (defined below) its obligation to indemnity the Indemnitee for the Third Party Claim, and only in such event, the Indemnifying Party may elect to defend the Third Party Claim at the Indemnifying Party's sole expense by Indemnifying Party's own counsel (which counsel must be reasonably satisfactory to the Indemnitee), by giving written notice to the Indemnitee (the "Notice to Defend") no later than twenty (20) calendar days after receipt of the above-described notice of such Third Party Claim. The Indemnitee also will have the right to participate in the defense of any Third Party Claim assisted by counsel of this own choosing;

                         (iv) In all circumstances  other than that described in
subsection (iii) above, the Indemnifying Party may participate in (but not control) the defense if it gives the notice to of its desire to do so within such twenty-day period, provided, however, that the Indemnitee shall have the sole right to make any significant decisions with respect to the defense of such Third Party Claim except as to the settlement or compromise of such Third Party Claim which shall be subject to the provisions of Section 9.6.1.2.

                         (v) During the period prior to receiving  the Notice to
Defend, the Indemnitee can proceed to defend the claim, action or proceeding and the Indemnitee shall be entitled to recover from the Indemnifying Party to the extent the Indemnifying Party is liable for indemnification hereunder. (vi) Notwithstanding anything in this Section 9.6.1.1 to the contrary, the Indemnifying Party shall be entitled only to participate in, but the Indemnitee shall be entitled to sole and absolute control over the defense, compromise or settlement of, any claim to the extent that the claim seeks an injunction or other similar equitable or nonmonetary relief against the Indemnitee.

                         (vii) If the  Indemnitee  does not  receive a Notice to
Defend with respect to a Third Party Claim within the twenty day period described in subsection (iii) above, the Indemnitee may, at its option, solely defend the Third Party Claim assisted by counsel of its own choosing, and the Indemnifying Party will be liable for all reasonable costs and expenses, and all settlement amounts (subject to and in accordance with Sections 9.6.1.2), but only to the extent the Indemnifying Party is liable for indemnification hereunder.

                         (viii) Notwithstanding the foregoing, in the event that
an insurer has assumed the defense of any Third Party Claim pursuant to the terms of an insurance policy, then the parties agree, subject to the terms of such policy, to let the counsel of such insurance company conduct the defense of such Third Party Claim and both the Indemnifying Party and the

Indemnitee shall have the right to participate in the defense and (subject to Section 9.6.1.2(vi)) hereof settlement of such Third Party Claim.

                 9.6.1.2 Settlement.

                         (i)  In  the   circumstances   described   in   Section
9.6.1.1(iii) where the Indemnifying Party has the sole right to control the defense of the Third Party Claim, the Indemnifying Party shall have the sole right to settle such claim. Furthermore, in the circumstances described in
Section 9.6.1.1(vi), the Indemnitee shall have the sole right to settle a Third Party Claim to the extent provided in such Section.

                         (ii) In all other circumstances,  if there is a dispute
between the Indemnifying Party and Indemnitee concerning whether a Third Party Claim, should be contested, settled or compromised, it shall be settled, compromised or contested, in accordance with the next succeeding subsections of this Section 9.6.1.2; provided, however, that the Indemnitee, or its respective successors or assigns, shall neither be required to refrain from paying or satisfying any claim which the Indemnifying Party has not acknowledged in writing its obligations to indemnify the Indemnitee, or which has matured by court judgment or decree, unless appeal is taken thereafter and proper appeal bond posted by the Indemnifying Party, nor shall the Indemnitee be required to refrain from paying or satisfying any Third Party Claim after and to the extent that such Third Party Claim has resulted in an unstayed injunction or other similar equitable relief against the Indemnitee or its respective successors and assigns (unless such claim shall have been discharged or enforcement thereof stayed by the filing of a legally permitted bond by the Indemnifying Party or otherwise, at its sole expense), or resulted in a breach or default in a license, lease or other contract by which any of them is bound, or would materially adversely affect their respective assets, businesses or financial condition.

                         (iii)  Subject to subsection  (ii) of this Section,  in
the event that the Indemnifying Party, on the one hand, or the Indemnitee, on the other hand, has reached a good faith, bona fide settlement agreement or compromise, subject only to approval hereunder, with any claimant regarding a matter which may be the subject of indemnification hereunder and desires to settle on the basis of such agreement or compromise, such party who desires to settle or compromise shall notify the other party in writing of its desire setting forth the terms of such settlement or compromise (the "Notice of Settlement").

                         (iv)  The  Third   Party   Claim  may  be   settled  or
compromised on the basis set forth in the Notice of Settlement unless within twenty (20) days of the receipt of the Notice of Settlement the party who issued the Notice of Settlement receives a notice from the other party of its desire to continue to contest the matter (the "Notice of Contest") and, in such case:

                               (a)  Should  the  Indemnitee  deliver a Notice of
Contest, the claim shall be so contested and the liability of the Indemnifying Party shall be limited as provided in subsection (c) below.

                               (b) If the settlement or compromise  could result
in a claim for indemnification being made against the Indemnifying Party and if the Indemnifying Party delivers the Notice to Contest, the claim shall be so contested and the liability of the Indemnitee shall be limited as provided in subsection (c) below.

                               (c) If a  matter  is  contested  as  provided  in
subsections (a) or (b) above and is later adjudicated, settled, compromised or otherwise disposed of and such adjudication, compromise, settlement or disposition results in a liability loss, damage or injury in excess of the amount for which one party desired previously to settle the matter as set forth in the Notice of Settlement, then the liability of such party shall be limited to such lesser proposed settlement amount and the party contesting the matter shall be solely responsible for the amount in excess of such lessor proposed settlement amount and without regard to any minimum or maximum restriction on liability described in the Agreement.

                         (v) For an Indemnifying Party's Notice of Contest to be
effective, it must also state that the Indemnifying Party acknowledges and agrees that it shall be obligated to indemnify the Indemnitee for any amount in excess of the lesser proposed settlement amount as described in subsection
(iv)(c) above.

                         (vi) The Indemnifying Party hereby expressly waives and
renounces any and all rights to make a claim against the Indemnitee or its respective directors, officer, agents and employees based upon a right or claim of any third party to which it may become subrogated as a result of making any payment for indemnification hereunder, except to the extent that such waiver adversely affects any rights of subrogation of an insurer under an applicable insurance policy; provided, however, nothing herein is intended to constitute a waiver by the Indemnifying Party of any rights of subrogation to which it may be entitled against persons other than those described herein.

           9.6.2 Direct Claims. Any claim by an Indemnitee for indemnification other than indemnification against a Third Party Claim (a "Direct Claim") will be asserted by giving the Indemnifying Party reasonably prompt written notice thereof, and the Indemnifying Party will have a period of thirty (30) calendar days within which to respond in writing to such Direct Claim. If the Indemnifying Party does not so respond within such thirty (30) calendar day period, the Indemnifying Party will be deemed to have rejected such claim, in which event the Indemnitee will be free to pursue such remedies as are set forth in Section 9.6.3 hereof.

           9.6.3 Direct Claim Procedures.

                 (a) Any Direct Claim which the parties are unable to resolve through negotiation within sixty (60) day's notice to the Indemnifying Party of such Direct Claim (a "Dispute") shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Association"), as the same are to be supplemented hereunder, by a sole arbitrator. The decision of the arbitrator shall be final, binding and conclusive and judgment upon the award rendered by the arbitrator may be entered in any court or appropriate jurisdiction. With respect to such arbitration:

           (i) the arbitration proceeding shall be held in the Association's office in Houston, Texas, or in such other location as is mutually agreeable to the parties and the arbitrator.

           (ii) the parties agree to use their best efforts, in good faith, to select a sole arbitrator qualified to act as an arbitrator based on the underlying nature of the Dispute. Such arbitrator shall be selected within twenty (20) business days after either party requests arbitration. Upon selection, the arbitrator's name, address and telephone number shall be forwarded to the Association's office in Houston, Texas, as part of the arbitration process.

           (iii) the arbitrator is specifically instructed to allow the parties reasonable discovery and to be guided therein by the Federal Rules of Civil Procedure. If the arbitrator is not an attorney, or is an attorney not familiar with the Federal Rules of Civil

Procedure, and the parties cannot agree among themselves with respect to discovery, the arbitrator may consult an attorney and the cost of such consultation to the arbitrator shall be an additional cost of the arbitration.

           (iv) once an arbitrator has been selected, each party shall submit a statement of the case detailing the nature of the Dispute, the basis for the position taken by the party, that party's understanding of the basis for the position taken by the other party, legal authority believed to govern the Dispute, a list of the exhibits and witnesses known to the party at that point in time, and a request for discovery.

           (v) after the date of selection of an arbitrator, the parties shall have a period not to exceed sixty (60) days to conduct discovery as each deems appropriate. Once the discovery period has closed, either by expiration of the time limit or by mutual agreement of the parties, the arbitrator and the parties shall mutually agree upon a date to hold the arbitration proceeding, said date not to be more than thirty (30) days after the close of the discovery period. Prior to commencement of the arbitration proceeding, each party shall serve an amended statement of the case, updating the material set forth in the party's original statement of the case, and including the list of witnesses who will testify, with a brief summation of the testimony of such witnesses; which amended brief shall not exceed ten double spaced pages of text without written waiver first being received from the arbitrator.

           (vi) each party shall equally pay the fees charged by the Association including any fee to be paid to the arbitrator, and any cost incurred by the arbitrator as allowed by the Rules of the American Arbitration Association, or this Section 9.6.3. In addition, in the award the arbitrator shall specify which of the parties is the prevailing party, and the prevailing party shall receive, as an additional part of the award, his/their/its reasonable attorneys fees, costs and expenses incurred in connection with the arbitration proceeding in an amount deemed appropriate by the arbitrator based on the comparative fault of the parties. The amount of fees and costs shall be based upon an affidavit from legal counsel of each party, submitted as part of the arbitration proceeding, setting forth in chronological order the dates legal services were rendered, the amount of time within each day devoted to this proceeding, the name of the individual attorney, paralegal and other assistants and his or her billing rate, and a list of out-of-pocket costs or expenses incurred. The arbitrator shall take into account the additional time involved in the arbitration hearing itself when considering an award of reasonable attorneys fees.

       9.7 Indemnification by Seller

           9.7.1   Indemnification  by  Seller  Regarding   Representations  and
Warranties, Survival of Same.

       All representations and warranties made or undertaken by the Seller in this Agreement or any document or instrument executed and delivered pursuant hereto are material and have been relied upon by Purchaser.

       The representations and warranties set forth in the following sections shall expire at Closing:

              .      4.3.1
              .      4.3.2
              .      4.3.3
              .      4.3.4
              .      4.3.5, with respect to the balance sheet warranty

              .      4.7
              .      4.15
              .      4.17
              .      4.20
              .      4.21.


       The representations and warranties set forth in the following sections shall survive Closing hereunder for two years, and shall not merge in the performance of any obligation by any party hereto:


              .      4.1
              .      4.2
              .      4.3.5, except with respect to the balance sheet warranty
              .      4.4
              .      4.5
              .      4.6
              .      4.8
              .      4.9
              .      4.10
              .      4.12
              .      4.13
              .      4.14
              .      4.16
              .      4.18
              .      4.19
              .      4.22
              .      4.23
              .      4.24

Subject to the foregoing, and to Section 9.9, Seller hereby agrees to indemnify and hold Purchaser and its officers, directors, employees, attorneys, agents and other representatives harmless from and against and in respect of any liability, claim, deficiency, loss, damages, or injury and all reasonable costs and expenses (including reasonable attorneys fees and cost of any suit related thereto) suffered or incurred by such person (collectively, a "Loss") arising from any breach of any representation or warranty of the Seller which survives Closing, or any exhibit, certificate or other instrument furnished or to be furnished by the Seller pursuant to such representation or warranty, or any Third Party Claim (regardless of whether the claimant is ultimately successful) which if true would be such a misrepresentation or breach. Notwithstanding the foregoing, the Seller shall not be required to indemnify Purchaser for any liability, loss, damage or injury to the extent Purchaser receives proceeds from any insurance policies purchased by Seller or Purchaser; provided, however, that if an insurer denies payment of a claim under such an insurance policy, Purchaser shall be entitled to indemnification from the Seller and shall be under no obligation to pursue any action against such insurer.

           9.7.2 Survival of Covenants and Agreements.

       All covenants and agreements undertaken by the Seller in Articles II, V, VII, IX and X of this Agreement or in any in any document or instrument executed and delivered pursuant thereto ("Seller's Covenants"), are continuing obligations of Seller, which survive Closing, and are not subject to the limitations of Section 9.9.

       9.8 Indemnification by Purchaser

           9.8.1 Indemnification by Purchaser Regarding Representations and Warranties, Survival of Same.

       All representations and warranties made or undertaken by the Purchaser in this Agreement or in any document or instrument executed and delivered pursuant hereto are material and have been relied upon by Seller. The representations and warranties of Purchaser set forth in Sections 6.1 through 6.5 shall survive Closing hereunder for two years, and shall not merge in the performance of any obligation by any party hereto. Subject to the foregoing, and to Section 9.9, Purchaser hereby agrees to indemnify and hold Seller and its officers, directors, employees, attorneys, agents and other representatives harmless from and against and in respect of any liability, claim, deficiency, loss, damage, or injury and all reasonable costs and expenses (including reasonable attorneys fees and cost of any suit related thereto) suffered or incurred by such person (collectively, a "Loss") arising from any breach of any representation or warranty of the Purchaser which survives Closing, or any exhibit, certificate or other instrument furnished or to be furnished by the Purchaser pursuant to such representation or warranty, or any Third Party Claim (regardless of whether the claimant is ultimately successful) which if true would be such a misrepresentation or breach. Notwithstanding the foregoing, the Purchaser shall not be required to indemnify Seller for any liability, loss, damage or injury to the extent Seller receives proceeds from any insurance policies purchased by Seller or Purchaser; provided, however, that if an insurer denies payment of a claim under such an insurance policy, Seller shall be entitled to indemnification from the Purchaser and shall be under no obligation to pursue any action against such insurer.

           9.8.2 Survival of Covenants and Agreements.

       All covenants and agreements undertaken by the Purchaser in Articles II, V, VII and IX of this Agreement or in any in any document or instrument executed and delivered pursuant thereto ("Purchaser's Covenants"), are continuing obligations of Purchaser, which survive Closing, and are not subject to the limitations of Section 9.9.

       9.9 Calculation of and Limitation on Indemnification.

           9.9.1  Calculation.  Subject  to the  limitations  imposed by Section
9.9.2 below, for purposes of this Article IX only, in determining whether a representation or warranty of a party has been violated or breached, and in calculating the amount of claims relating to such violation or breach, the standards of Materiality and Material Adverse Effect shall be disregarded.

           9.9.2 Limitation. Notwithstanding any other provisions contained in this Article IX, with the exception of Sections 9.7.2 and 9.8.2, (i) neither Purchaser nor Seller shall be entitled to receive any amount under this Article IX which exceeds the Purchase Price; (ii) Purchaser shall not be entitled to payment under this Article IX except for the amount by which the aggregate of all claims for Losses hereunder, which have not theretofore been reimbursed to Purchaser, exceeds the sum of $500,000 (provided, however, that any claim with respect to the Credit shall not be subject to this limitation); and (iii) Seller shall not be entitled to payment under this Article IX except for the amount by which the aggregate of all claims for Losses hereunder which have not theretofore been reimbursed to Seller exceeds the sum of $500,000.

           9.9.3  Example.  By way of example  and not by  limitation,  if it is determined that Seller did not have clear title to a portion of the Assets resulting in a Loss of $250,000, that the Business is subject to a claim for patent infringement resulting in a Loss of $270,000, then Purchaser would have a claim under this Article IX of $20,000, notwithstanding the fact that, considered separately, neither item reaches the economic standard for Materiality.

       9.10 Sole Basis For Recovery. Unless specifically provided for elsewhere in this Agreement, the parties intend this Article IX to be the exclusive method for compensating each other for, or indemnifying each other against, claims relating to the Transactions.

       9.11 West Little York Lease. Seller and Purchaser shall, at Closing, execute a lease on the West Little York Lease Parcel, through the earlier of September 1, 1998 or the date of completion of the Purchaser's new facility in Conroe, Texas, in the form attached as Schedule 8.5.

       9.12 Cooperation Regarding Collection of Receivables. Each party shall retain possession of and be solely responsible for collecting all accounts receivable attributable to invoices generated by such party; provided, however, that the parties agree to reasonably cooperate with one another in the collection of the accounts receivable.

                          X. Non-Competition Agreement

       10.1 For a period of five years following Closing (the "Non-Compete Period"), neither Seller nor any Affiliate (as defined in Section 10.2, below) shall directly or indirectly own, operate, manage, or engage in the directional drilling services business or the survey services business in North and South America, and the surrounding offshore waters (the "Non-Compete Area"), which area is deemed reasonable by the parties considering the present and former areas where Seller and its predecessors by acquisition or merger have done business. The foregoing sentence shall not be deemed to have been violated by the manufacturing and sales business of PEPI (including RSS), nor by the leasing business of PEPI (including RSS), providing that said leasing business is not the equivalent of engaging in the directional drilling services or survey services business. The parties desire to comply with the Texas Covenant Not to Compete Act. Should the Non-Compete Area or the Non-Compete Period be deemed overly broad, then the parties hereby agree that same shall be reduced, by an appropriate authority, to a period or area deemed reasonable.

       10.2 As used herein, "Affiliate" shall mean Seller, together with Seller's ultimate parent, Phoenix Energy Services, L.L.C. ("Energy"), or any direct or indirect subsidiary of Seller or Energy, whether or not wholly owned.

       10.3 It is agreed by the parties hereto that, in the event of any breach of the non-competition provisions of this Agreement, legal remedies available to the Purchaser would be inadequate. Therefore, in the event of such breach, notwithstanding the Arbitration provisions hereof, the Purchaser is specifically authorized to apply to a court of competent jurisdiction to enjoin any violation of such provision.

                                XI. Miscellaneous

       11.1 No Assignment. Neither this Agreement, nor any right, interest or obligation hereunder, may be assigned by either of the parties hereto without the prior written consent of the other party(s), except that Purchaser may assign this Agreement, in whole or in part, to its subsidiary Boone Wireline Co., Inc., provided that no such assignment shall relieve Purchaser of any obligations created hereunder.

       11.2 Multiple Counterparts. Any number of counterparts of this Agreement may be executed, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one and the same agreement, binding on both the parties notwithstanding that both parties have not signed the same counterpart.

       11.3 Modifications. There shall be no waiver, modification or change of the terms of this Agreement without the written approval of the parties hereto.

       11.4 Captions. The titles of the Articles and Paragraphs and the captions of this Agreement have been assigned thereto for convenience and reference only and in no way define, describe, extend or limit, nor be construed as limiting, defining or affecting the substantive terms, scope or intent of this Agreement.

       11.5 Entire Agreement, Integration. This Agreement, together with the accompanying schedules which are attached hereto and incorporated herein by reference, constitutes the entire agreement among the parties hereto, as a complete and final integration thereof. All understandings and agreement heretofore had between and among the parties with respect to the subject matter of this Agreement are merged into this Agreement, which alone fully and completely expresses their understandings, and this Agreement supersedes all prior memoranda, correspondence, conversations and negotiations.

       There have been and are no agreements, representations or warranties between the parties other than those set forth or provided herein.

       No representation or warranty made by any party which is not contained in this Agreement or expressly referred to herein has been relied on by any party in entering into this Agreement.

       11.6 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered upon personal delivery or, if mailed, upon depositing such notice in the United States mail, with first class postage prepaid, and

                          (i)  If to the Purchaser, to:

                               Black Warrior Wireline Corp
                               3748 Highway 45, N
                               Post Office Box 9188
                               Columbus, Mississippi 39705
                               Attn:  William L. Jenkins

                          (ii) If to the Seller, to:

                               Phoenix Drilling Services, Inc.
                               1400 Broadfield, Suite 207
                               Houston, Texas 77084

Any party may change the address to which notices are to be delivered to such party, by notice given in accordance with this subparagraph to the other party.

       11.7 Governing Law. The laws of the State of Delaware shall govern the validity, construction and interpretation of this Agreement, except with respect to the non-competition provisions hereof, which shall be governed by the laws of the State of Texas.

       11.8 Gender, Number. All personal pronouns used in this Agreement shall include all genders, whether used in the masculine, feminine or neuter gender. Singular nouns and pronouns shall include the plural, as may be appropriate, and vice versa.

       11.9 Severability. All of the terms, provisions and conditions of this Agreement shall be deemed to be severable in nature. If, for any reason, the provisions hereof are held to be invalid or unenforceable to any extent, to the extent that such provisions are valid and enforceable, a court of competent jurisdiction shall construe and interpret this Agreement to provide for maximum validity and enforceability of this Agreement.

       11.10 Successors. This Agreement shall bind the parties and their heirs, successors, assigns, next of kin and personal representatives.

       11.11 Construction. This Agreement shall be construed in its entirety according to its plain meaning and shall not be construed against the party who provided or drafted it.

       11.12 Party. The terms party and parties refer to the parties to this Agreement, unless otherwise stated.

       11.13 Subdivision. References to paragraphs, subparagraphs, and like subdivisions are references to such subdivisions of this Agreement, unless otherwise stated.

       11.14 Hereof. Terms such as "hereof," "hereto," "hereunder," "herein" and the like refer to the entire Agreement and not only to the subdivision in which such terms appear.

       11.15 Fees and Expenses. Except as otherwise specifically provided in this Agreement, each party shall bear its own fees, costs and expenses associated with the Transactions.

       11.16 Knowledge. As used herein, the term "knowledge" shall mean, with respect to Seller, the knowledge of the following: Gerald Hage, Keith Morley and/or Mike Mayer. As used herein, the term "knowledge" shall mean, with respect to Purchaser, the knowledge of the following: Bill Jenkins and/or Allen Neel. Knowledge of a matter shall be deemed to be knowledge as of the date of execution of this Agreement, and shall also mean knowledge as of the Closing Date.

       11.17 No Third Party Beneficiaries. With the exception of those persons mentioned in Sections 9.7 and 9.8, there are no third party beneficiaries to this Agreement.

       IN WITNESS WHEREOF, the parties have hereunto set their hands and seals effective on the day and date first above written.

                                                 PURCHASER:

WITNESS:                                         BLACK WARRIOR WIRELINE CORP.


                                            BY:
                                                 William L. Jenkins, President

                                                 SELLER:

WITNESS:                                         PHOENIX DRILLING SERVICES, INC.

                                            BY:
                                                 Gerald Hage, C.E.O


       Phoenix Energy Products, Inc., a wholly owned subsidiary of the ultimate parent of Seller, guarantees performance by Seller under the indemnification obligations of the foregoing Agreement.


WITNESS:                                         PHOENIX ENERGY SERVICES, LLC


                                            BY:
                                                 Gerald Hage, C.E.O.